Exhibit 8.1

November 4, 2009

RAIT Financial Trust

c/o RAIT Partnership, L.P.

2929 Arch Street – 17th Floor

Philadelphia, PA 19104

Ladies and Gentlemen:

We have acted as counsel to RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), in connection with the registration statement on Form S-4 and the prospectus contained therein filed with the Securities and Exchange Commission on the date hereof (collectively, the “Registration Statement”). In connection with the offer by RAIT (such offer, as it may from time to time be amended and supplemented, the “Exchange Offer”) to exchange cash and common shares of beneficial interest of RAIT (plus accrued and unpaid interest to, but not including, the settlement date) for its 6.875% Convertible Senior Notes due 2027, you have requested our opinion concerning the statements in the Registration Statement under the caption “Material United States federal income tax considerations.”

For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement and (ii) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements contained in the Registration Statement which we have neither investigated nor verified. We have assumed that all such statements and factual representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and factual representations will be taken.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, it is our opinion that the statements in the Registration Statement under the caption “Material United States federal income tax considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transaction described herein upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Opinions.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ LEDGEWOOD

LEDGEWOOD,

a professional corporation